UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 29, 2018 (January 27, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 27, 2018, Internap Corporation (the “Company”) entered into the Purchase and Sale Agreement by and among the Company, SingleHop LLC (“SingleHop”), the members of SingleHop set forth therein and Shareholder Representative Services LLC (the “Agreement”).  The Agreement provides for the purchase of certain membership interests of SingleHop, a company engaged in the business of providing bare metal server hosting services, cloud infrastructure solutions, colocation services and related managed hosting services and high-speed internet access for $132 million (the “Purchase Price”).  The Purchase Price is subject to adjustment based on the assets of SingleHop at the time of closing.

The Agreement contains customary representations and warranties between the parties.  The parties also have agreed to customary pre-closing and post-closing covenants and indemnities based on breaches of the representations and warranties or covenants.  A portion of the consideration paid to the former owners of membership interests in SingleHop will be held in escrow for Purchase Price adjustment and indemnification purposes.  The completion of the purchase of SingleHop is subject to a number of customary closing conditions, including the expiration of the Hart-Scott-Rodino Antitrust Improvements Act waiting period.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  The Company has attached the Agreement to provide information about the terms contained therein, and the Agreement is not intended to provide any factual information about any party thereto.  Specifically, the Agreement contains a number of representations and warranties which the parties thereto have made to each other.  The assertions made in those representations and warranties are qualified by information in confidential disclosure schedules which have not been provided as an exhibit to this Current Report on Form 8-K.  Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Agreement rather than to make affirmative factual claims or statements.  Accordingly, you should not rely on the representations and warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Agreement.

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2018, the Company issued a press release, which included preliminary financial results for revenue for the quarter ended December 31, 2017.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

The information in Item 2.02 is incorporated by reference herein.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

ITEM 8.01	Other Events.

On January 29, 2018, the Company issued a press release regarding the Agreement. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed (Exhibit 2.1) or furnished (Exhibit 99.1) as part of this report:

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of January 27, 2018, by and among Internap Corporation, SingleHop LLC, the members of SingleHop LLC set forth therein and Shareholder Representative Services LLC*

99.1	Press Release, dated January 29, 2018

*Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: January 29, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel